Exhibit 99.1
REALNETWORKS ANNOUNCES FIRST QUARTER 2009 RESULTS
John Chapple Named to Board of Directors
SEATTLE — May 7, 2009 — Digital entertainment services company RealNetworks®, Inc. (Nasdaq: RNWK) today announced results for the first quarter ended March 31, 2009.
Quarterly Highlights:
•	Revenue of $140.8 million

•	Net loss of $(12.1) million or $(0.10) per share

•	Adjusted EBITDA of $4.8 million

•	Cash and short term investments of $376.5 million as of March 31, 2009
“In the midst of the deepest recession in decades, at RealNetworks we demonstrated our resiliency and delivered steady overall results,” said Rob Glaser, RealNetworks’ Chairman and CEO.
First Quarter Results
For the first quarter of 2009, revenue was $140.8 million, a decrease of 5%, compared with $147.6 million in the first quarter of 2008. Foreign currency exchange rate fluctuations negatively affected 2009 first quarter revenue by approximately $8.7 million compared with the year-ago quarter. Excluding the effects of these foreign exchange rate changes, revenue grew 1% year over year. Revenue trends in each of Real’s businesses in the first quarter of 2009, including the effects of foreign currency exchange rate changes, compared with the year-earlier quarter were: a 16% increase in Music revenue to $44.1 million and a 3% increase in Games revenue to $32.8 million, offset by a 15% decrease in Technology Products and Solutions revenue to $43.6 million and a 23% decrease in Media Software and Services revenue to $20.3 million.
Net loss for the first quarter of 2009 was $(12.1) million, or $(0.10) per share, compared with net income of $2.4 million, or $0.02 per diluted share, in the first quarter of 2008. Adjusted EBITDA for the first quarter of 2009 was $4.8 million compared with $19.9 million in the first quarter of 2008. A reconciliation of GAAP net income to adjusted EBITDA is provided in the financial tables that accompany this release.
Gross margin was 60% in the first quarter of 2009 compared with 62% in the first quarter of 2008. Operating expenses for the first quarter of 2009 were $103.3 million, compared with $103.7 million in the first quarter of 2008. Operating expenses included $7.4 million and $7.3 million of related party advertising in Rhapsody America in the first quarter of 2009 and 2008, respectively.
Income tax provision was $1.5 million compared with $4.0 million in the year-earlier period. Interest income in the first quarter of 2009 was $1.2 million compared with $5.0 million in the year-earlier period.
As of March 31, 2009, Real had approximately $376.5 million in unrestricted cash, cash equivalents and short-term investments, of which nearly 90% is located in the U.S. In addition, Real has approximately $33.5 million in restricted cash and equity investments at March 31, 2009.

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Business Outlook
Due to the high level of uncertainty regarding consumer spending, global economic trends, foreign currency exchange rate fluctuations and credit markets, RealNetworks is not providing quantitative guidance. The company expects 2009 to be a challenging year for consumer spending, online advertising and corporate infrastructure spending.
For the second quarter of 2009, Real expects overall revenue to decline year-over-year and to be flat to slightly down sequentially. Compared with the year-ago second quarter, the company expects second-quarter Music revenue to increase, and revenue in Games, Media Software and Services and Technology Products and Solutions to decline. Approximately 20% of Real’s revenue is denominated in currencies other than the U.S. dollar, most notably the euro and Korean won. Based on current currency trends, Real expects revenues to be negatively affected by foreign currency rates in the second quarter.
The foregoing forward-looking statements reflect Real’s expectations as of May 7, 2009. It is not Real’s general practice to update these forward-looking statements until its next quarterly results announcement.
John Chapple Joins RealNetworks Board of Directors
RealNetworks also announced today that John Chapple has been appointed to the company’s board of directors. Mr. Chapple brings to Real’s board more than two decades of senior executive operating experience primarily with large telecommunications companies including Nextel Partners, where he served as CEO for eight years, and McCaw Cellular Communications. Mr. Chapple also serves on the board of directors of Yahoo! Inc. and Cbeyond, Inc., a voice and broadband Internet provider.
Mr. Chapple fills the vacancy on Real’s board resulting from the resignation of Jeremy Jaech, which is also being announced today. Previously, Real had announced that Mr. Jaech would not be running for a new term on Real’s board this year. Real anticipates nominating Mr. Chapple to serve a full term at Real’s 2009 annual shareholders meeting later this year.
“We are delighted to have John Chapple join our board,” said Mr. Glaser. “John’s intellect, experience, and track record of creating substantial value will serve us well in the months and years ahead. I also want to thank Jeremy Jaech for his seven years of outstanding service on our board, and wish him well as CEO of Verdiem.”
“It is both an honor and tremendously exciting to join the RealNetworks board,” said Mr. Chapple. “Real is a fascinating company with a world-class management team and board of directors. I am looking forward to participating in the next stage of the company’s growth.”
Mr. Chapple has served as president of Hawkeye Investments LLC, a privately owned equity firm investing primarily in telecommunications and real estate ventures, since October 2006. Prior to forming Hawkeye, Mr. Chapple served as president, chief executive officer and chairman of the board of Nextel Partners from January 1998 to June 2006, when the company was purchased by Sprint Communications for $6.5 billion. From 1995 to 1997, Mr. Chapple was the president and chief operating officer of Orca Bay Sports and Entertainment in Vancouver, B.C., a professional sports and entertainment company, which at the time owned and operated Vancouver’s National Basketball Association and National Hockey League sports franchises. From 1988 to 1995, he served as executive vice president of operations for McCaw Cellular Communications and subsequently AT&T Wireless Services following the merger of those companies.

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Webcast and Conference Call Information
The company will host a webcast and conference call today at 5:00pm (Eastern)/ 2:00pm (Pacific). The live webcast featuring slides and audio will be available at http://investor.realnetworks.com. Listeners must use RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast.
Conference Call Details
5:00 p.m. (Eastern) / 2:00 p.m. (Pacific)
Dial In:
800-857-5305 Domestic
773-681-5857 International
Passcode: First Quarter Earnings
Leader: Rob Glaser
Telephonic replay will be available until 8:00 p.m. (Eastern), May 21, 2009.
Dial In:
866-353-3016 Domestic
203-369-0082 International
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Marj Charlier, (206) 892-6718, mcharlier@real.com
About Real Networks
RealNetworks, Inc. delivers digital entertainment services to consumers via PC, portable music player, home entertainment system and mobile phone. Real created the streaming media category in 1995 and has continued to lead the market with pioneering products and services, including: RealPlayer®, the first mainstream media player to enable one-click downloading and recording of Internet video; the award-winning Rhapsody® digital music service, which delivers more than 1 billion songs per year; RealArcade®, one of the largest casual games destinations on the Web; and a variety of mobile entertainment services, such as ringback tones, offered to consumers through leading wireless carriers around the world. RealNetworks’ corporate information is located at http://investor.realnetworks.com.
About Non-GAAP Financial Measures
To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted revenue, adjusted EBITDA excluding impairments, adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses, which management believes provide investors with useful information.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) to adjusted EBITDA, to adjusted EBITDA excluding impairments, and to adjusted EBITDA by reporting segment; GAAP cost of revenue to

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adjusted cost of revenue; and GAAP operating expenses to adjusted operating expenses for the relevant periods.
The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the first quarter earnings materials, available in Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.
Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to Real’s current expectations for future revenue, future affects of foreign currency exchange rates, and future trends in consumer and corporate infrastructure spending and online advertising. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: fluctuations in foreign currencies, particularly changes in the US dollar relative to the euro and the Korean won; development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular because these are relatively new and unproven business models and markets; the potential that Real will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for its subscription service offerings and the distribution of Real’s carrier application services; the emergence of new entrants and competition in the market for digital media subscription offerings and online music sales; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; the potential outcomes and effects of claims and legal proceedings on our business, prospects, financial condition or results of operations; risks associated with the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts; and risks relating to the ability of Real’s strategic partners to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody, RealPlayer and RealArcade are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

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RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended
	March 31,
	2009	2008
	(in thousands, except per share data)
Net revenue	$140,773	$147,563

Cost of revenue	56,021	55,393

Gross profit	84,752	92,170

Operating expenses:
Research and development	28,559	25,006
Sales and marketing	43,685	53,596
Advertising with related party (A)	7,423	7,340
General and administrative	22,831	17,084
Restructuring and other charges	794	686

Total operating expenses	103,292	103,712

Operating loss	(18,540)	(11,542)

Other income (expenses):
Interest income, net	1,183	4,958
Equity in net loss of investments	(655)	(91)
Gain on sale of equity investment, net	137	—
Gain on sale of interest in Rhapsody America (B)	—	3,726
Other income (expense), net	855	768

Total other income (expense), net	1,520	9,361

Loss before income taxes	(17,020)	(2,181)
Income taxes	(1,549)	(4,008)

Net loss	(18,569)	(6,189)
Net loss attributable to the noncontrolling interest in Rhapsody America (C)	6,433	8,615

Net income (loss) attributable to common shareholders	$(12,136)	$2,426

Basic net income (loss) per share available to common shareholders	$(0.10)	$0.02

Diluted net income (loss) per share available to common shareholders	$(0.10)	$0.02

Shares used to compute basic net income (loss) per share available to common shareholders	134,380	142,491
Shares used to compute diluted net income (loss) per share available to common shareholders	134,380	154,736

(A)	Consists of advertising purchased by Rhapsody America from MTV Networks (MTVN). MTVN has a 49% ownership interest in Rhapsody America.

(B)	Consists of gains realized from MTVN’s note payments to Rhapsody America. Effective January 1, 2009, the Company adopted SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51 “(SFAS 160) which requires the appreciation of gains on the sale of noncontrolling interest to be recorded as an equity transaction.

(C)	Noncontrolling interest in Rhapsody America reflects MTVN’s 49% ownership share in the losses of Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2009	2008
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$211,709	$232,968
Short-term investments	164,785	137,766
Trade accounts receivable, net	61,837	70,201
Deferred costs, current portion	6,948	4,026
Prepaid expenses and other current assets	31,004	34,599

Total current assets	476,283	479,560

Equipment, software, and leasehold improvements, at cost:
Equipment and software	138,004	135,788
Leasehold improvements	30,758	30,719

Total equipment, software, and leasehold improvements	168,762	166,507
Less accumulated depreciation and amortization	107,913	103,500

Net equipment, software, and leasehold improvements	60,849	63,007

Restricted cash equivalents and investments	14,767	14,742
Equity investments	18,754	18,582
Other assets	3,992	3,775
Deferred costs, non-current portion	6,854	6,120
Deferred tax assets, net, non-current portion	8,980	9,236
Other intangible assets, net	15,747	18,727
Goodwill	170,618	175,264

Total assets	$776,844	$789,013

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$48,540	$36,575
Accrued and other liabilities	111,679	118,688
Deferred revenue, current portion	39,421	39,835
Related party payable (A)	7,598	13,155
Accrued loss on excess office facilities, current portion	4,251	4,317

Total current liabilities	211,489	212,570

Deferred revenue, non-current portion	2,087	1,961
Accrued loss on excess office facilities, non-current portion	1,909	2,893
Deferred rent	4,589	4,614
Deferred tax liabilities, net, non-current portion	866	1,379
Other long-term liabilities	11,521	11,660

Total liabilities	232,461	235,077

Noncontrolling interest in Rhapsody America (B)	5,427	378

Shareholders’ equity	538,956	553,558

Total liabilities and shareholders’ equity	$776,844	$789,013

(A)	Related party payable reflects amounts owed to MTVN.

(B)	Noncontrolling interest in Rhapsody America reflects MTVN’s 49% ownership interest in the net assets of Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Quarters Ended March 31,
	2009	2008
	(in thousands)
Cash flows from operating activities:
Net income (loss) attributable to common shareholders	$(12,136)	$2,426
Adjustments to reconcile net income (loss) attributable to common shareholders to net cash provided by (used in) operating activities:
Depreciation and amortization	7,776	12,971
Stock-based compensation	5,222	5,489
(Gain) loss on disposal of equipment, software, and leasehold improvements	(33)	75
Equity in net loss of investments	655	91
Gain on sale of equity investment, net	(137)	—
Excess tax benefit from stock option exercises	(9)	(50)
Accrued restructuring and other charges	(2,951)	—
Accrued loss on excess office facilities	(1,050)	(841)
Deferred income taxes, net	(212)	(939)
Noncontrolling interest in Rhapsody America	(6,433)	(8,615)
Gain on sale of interest in Rhapsody America	—	(3,726)
Other	10	32
Net change in certain operating assets and liabilities, net of acquisitions	13,259	(18,202)

Net cash provided by (used in) operating activities	3,961	(11,289)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(3,042)	(7,203)
Purchases of short-term investments	(52,415)	(49,798)
Proceeds from sales and maturities of short-term investments	25,396	68,838
Proceeds from the sales of equity investments	137	350
Purchases of equity investments	(2,000)	—
Payment of acquisition costs, net of cash acquired	(3,154)	(6,011)
Decrease in restricted cash equivalents and investments, net	(25)	(9)

Net cash provided by (used in) investing activities	(35,103)	6,167

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	12	1,072
Net proceeds from sales of interest in Rhapsody America	12,667	7,406
Excess tax benefit from stock option exercises	9	50

Net cash provided by financing activities	12,688	8,528

Effect of exchange rate changes on cash and cash equivalents	(2,805)	(1,366)

Net increase (decrease) in cash and cash equivalents	(21,259)	2,040

Cash and cash equivalents, beginning of period	232,968	476,697

Cash and cash equivalents, end of period	$211,709	$478,737

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2009	2008
	Q1	Q4	Q3	Q2	Q1
			(in thousands)
Net Revenue by Line of Business:
Consumer products and services (A)	$97,194	$100,282	$100,322	$101,353	$96,286
Technology products and solutions (B)	43,579	52,362	51,633	51,295	51,277

Total net revenue	$140,773	$152,644	$151,955	$152,648	$147,563

Consumer Products and Services:
Subscriptions (C)	$59,052	$57,853	$57,776	$55,658	$55,193
Media properties (D)	15,536	18,337	19,946	23,472	18,702
E-commerce and other (E)	22,606	24,092	22,600	22,223	22,391

Total consumer products and services revenue	$97,194	$100,282	$100,322	$101,353	$96,286

Consumer Products and Services:
Music (F)	$44,053	$43,882	$41,591	$37,170	$38,079
Media software and services (G)	20,318	22,695	24,531	29,238	26,409
Games (H)	32,823	33,705	34,200	34,945	31,798

Total consumer products and services revenue	$97,194	$100,282	$100,322	$101,353	$96,286

Net Revenue by Geography:
United States	$96,666	$101,369	$102,363	$100,898	$99,169
Rest of world	44,107	51,275	49,592	51,750	48,394

Total net revenue	$140,773	$152,644	$151,955	$152,648	$147,563

Subscribers (presented as greater than) *:
Total subscribers (I)	36,450	34,100	32,650	35,000	32,200
Technology products and solutions application services subscribers (J)	33,850	31,500	29,950	32,450	29,500
Music subscribers:
Consumer music subscribers:
Rhapsody subscribers	800	775	750	600	600
Radio subscribers	1,200	1,225	1,250	1,225	1,275

Total consumer music subscribers	2,000	2,000	2,000	1,825	1,875
Technology products and solutions application services music subscribers (K)	900	875	850	800	800

Total Music Subscribers**	2,900	2,875	2,850	2,625	2,675

*	Total music subscribers includes subscribers from our technology products and solutions application subscription services, such as music-on-demand, as well as our consumer music services, such as Rhapsody and Premium Radio. Although music-on-demand subscribers are included in the technology products and solutions application services subscribers and total music subscribers, these subscribers are only counted once as part of our total subscribers.

**	Prior periods have been changed to reflect current period presentation. Totals may not equal due to rounding convention.

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music and advertising.

(B)	Revenue is derived from carrier application services such as ringback tones and music-on-demand, media delivery system software, support and maintenance services, broadcast hosting services and consulting services.

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and FunPass.

(D)	Revenue is derived from advertising and through the distribution of third party products.

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music.

(F)	Revenue is derived from Rhapsody and RadioPass subscription services and sales of music content, advertising generated from our music and music related websites and the distribution of third party products.

(G)	Revenue is derived from SuperPass subscriptions, RealPlayer Plus and related products, sales and distribution of third-party software products and advertising related to our non-game and non-music related web properties.

(H)	Revenue is derived from game subscription services, sales of games, advertising generated from our games and game-related websites and the distribution of third-party products.

(I)	Total subscribers include technology products and solutions application services and consumer subscription services including: ringback tones, music-on-demand, video-on-demand, Rhapsody, Rhapsody-to-Go, RadioPass, SuperPass, and GamePass

(J)	Technology products and solutions application service subscribers include: ringback tones, music-on-demand and video-on-demand.

(K)	Technology products and solutions application services music subscribers include music-on-demand.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
Reconciliation of GAAP net income (loss) attributable to common shareholders to adjusted EBITDA excluding impairments and adjusted EBITDA is as follows:

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
			(in thousands)
Net income (loss) attributable to common shareholders	$(12,136)	$(240,499)	$(4,500)	$(1,305)	$2,426
Interest income, net	(1,183)	(2,255)	(2,865)	(3,375)	(4,958)
Stock-based compensation	5,222	6,056	5,955	6,031	5,489
Loss (gain) on equity investments, net	(137)	12	—	(222)	—
Conversion of WiderThan stock options to a cash equivalent	17	11	16	26	89
Depreciation and amortization (net of noncontrolling interest effect)	5,726	5,784	6,165	6,186	6,282
Acquisitions related intangible asset amortization (net of noncontrolling interest effect)	1,768	1,872	5,752	6,171	6,315
Impairment of long-lived assets (net of noncontrolling interest effect)	—	190,347	—	—	—
Impairment of deferred costs and prepaid royalties	—	19,666	—	—	—
Restructuring and other charges	794	6,147	—	—	686
Pro forma gain on sale of interest in Rhapsody America	4,010	6,568	—	—	—
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—
Expenses	—	179	174	202	202
Charitable contributions	—	—	—	—	—
Income taxes	1,549	17,392	728	3,700	4,008

Adjusted EBITDA excluding impairments	$5,630	$11,280	$11,425	$17,414	$20,539

Impairments:
Impairment of deferred costs and prepaid royalties	—	(19,666)	—	—	—
Restructuring and other charges	(794)	(6,147)	—	—	(686)

Adjusted EBITDA	$4,836	$(14,533)	$11,425	$17,414	$19,853

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations
(Unaudited)

	Quarter Ended March 31, 2009
	Music(A)	MSS(B)	Games(C)	TPS(D)	Other	Grand Total
			(in thousands)
Net revenue	$44,053	$20,318	$32,823	$43,579	$—	$140,773

Cost of revenue	27,300	3,707	8,564	16,450	—	56,021

Gross profit	16,753	16,611	24,259	27,129	—	84,752

Gross margin	38%	82%	74%	62%	—	60%

Operating expenses:
Advertising with related party	7,423	—	—	—	—	7,423
Restructuring and other charges	301	67	305	121	—	794
Other operating expenses	22,093	19,882	26,846	26,216	38	95,075

Total operating expenses	29,817	19,949	27,151	26,337	38	103,292

Income (loss) from operations	(13,064)	(3,338)	(2,892)	792	(38)	(18,540)

Other income (expenses):
Interest income, net	—	—	—	—	1,183	1,183
Equity in net loss of investments	—	—	—	—	(655)	(655)
Gain on sale of equity investments, net	—	—	—	—	137	137
Gain on sale of interest in Rhapsody America (E)	—	—	—	—	—	—
Other income (expenses), net	—	—	—	—	855	855

Total other income (expenses), net	—	—	—	—	1,520	1,520

Income (loss) before income taxes	(13,064)	(3,338)	(2,892)	792	1,482	(17,020)
Income taxes	—	—	—	—	(1,549)	(1,549)

Net income (loss)	(13,064)	(3,338)	(2,892)	792	(67)	(18,569)
Net income (loss) attributable to noncontrolling interest in Rhapsody America	6,433	—	—	—	—	6,433

Net income (loss )attributable to common shareholders	$(6,631)	$(3,338)	$(2,892)	$792	$(67)	$(12,136)

Reconciliation of segment GAAP net income (loss) attributable to common shareholders to segment adjusted EBITDA is as follows:

Net income (loss) attributable to common shareholders	$(6,631)	$(3,338)	$(2,892)	$792	$(67)	$(12,136)
Income taxes	—	—	—	—	1,549	1,549
Interest income, net	—	—	—	—	(1,183)	(1,183)
Stock-based compensation	865	698	1,397	2,262	—	5,222
Conversion of WiderThan stock options to a cash equivalent	—	—	—	17	—	17
Acquisitions related intangible asset amortization (F)	278	—	144	1,346	—	1,768
Pro forma gain on sale of interest in Rhapsody America	4,010	—	—	—	—	4,010
Gain on sale of equity investments, net	—	—	—	—	(137)	(137)
Depreciation and amortization (F)	1,102	819	951	2,854	—	5,726
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—	—
Expenses	—	—	—	—	—	—
Charitable contributions	—	—	—	—	—	—

Adjusted EBITDA	$(376)	$(1,821)	$(400)	$7,271	$162	$4,836

	Quarter Ended March 31, 2008
	Music(A)	MSS(B)	Games(C)	TPS(D)	Other	Grand Total
			(in thousands)
Net revenue	$38,079	$26,409	$31,798	$51,277	$—	$147,563

Cost of revenue	21,519	3,976	8,637	21,261	—	55,393

Gross profit	16,560	22,433	23,161	30,016	—	92,170

Gross margin	43%	85%	73%	59%	—	62%

Operating expenses:
Advertising with related party	7,340	—	—	—	—	7,340
Restructuring and other charges	635	12	30	9	—	686
Other operating expenses	25,631	14,731	22,901	32,186	237	95,686

Total operating expenses	33,606	14,743	22,931	32,195	237	103,712

Income (loss) from operations	(17,046)	7,690	230	(2,179)	(237)	(11,542)

Other income (expenses):
Interest income, net	—	—	—	—	4,958	4,958
Equity in net loss of investments	—	—	—	—	(91)	(91)
Gain on sale of interest in Rhapsody America (E)	3,726	—	—	—	—	3,726
Other income (expenses), net	—	—	—	—	768	768

Total other income (expenses), net	3,726	—	—	—	5,635	9,361

Income (loss) before income taxes	(13,320)	7,690	230	(2,179)	5,398	(2,181)
Income taxes	—	—	—	—	(4,008)	(4,008)

Net income (loss)	(13,320)	7,690	230	(2,179)	1,390	(6,189)
Net income (loss) attributable to noncontrolling interest in Rhapsody America	8,615	—	—	—	—	8,615

Net income (loss )attributable to common shareholders	$(4,705)	$7,690	$230	$(2,179)	$1,390	$2,426

Reconciliation of segment GAAP net income (loss) attributable to common shareholders to segment adjusted EBITDA is as follows:

Net income (loss) attributable to common shareholders	$(4,705)	$7,690	$230	$(2,179)	$1,390	$2,426
Income taxes	—	—	—	—	4,008	4,008
Interest income, net	—	—	—	—	(4,958)	(4,958)
Stock-based compensation	1,079	713	1,123	2,574	—	5,489
Conversion of WiderThan stock options to a cash equivalent	—	—	—	89	—	89
Acquisitions related intangible asset amortization (F)	384	—	805	5,126	—	6,315
Depreciation and amortization (F)	1,410	1,303	738	2,831	—	6,282
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—	—
Expenses	—	—	—	—	202	202
Charitable contributions	—	—	—	—	—	—

Adjusted EBITDA	$(1,832)	$9,706	$2,896	$8,441	$642	$19,853

Note:	Cost of revenue and operating expenses of the segments shown above include costs directly attributable to those segments and an allocation of general and administrative and other common or shared costs.

(A)	The Music segment primarily includes revenue and related costs from: Rhapsody America’s Rhapsody and Radiopass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(B)	The Media Software and Services (MSS) segment primarily includes revenue and related costs from: the SuperPass premium subscription service; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music and Games businesses.

(C)	The Games segment primarily includes revenue and related costs from: the sale of individual games on our websites RealArcade.com, GameHouse.com and Zylom.com; the sales of games subscription services; advertising through our games websites; the sale of games through the syndication on partner sites, and sales of games through wireless carriers.

(D)	The Technology Products and Solutions (TPS) segment includes revenue and related costs from: sales of ringback tones, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(E)	Comprises gains realized from MTVN’s note payments to Rhapsody America. Effective January 1, 2009, the Company adopted SFAS 160 which requires the appreciation of gains on the sale of noncontrolling interest to be recorded as an equity transaction.

(F)	Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	Quarter Ended March 31, 2009
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
			(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$56,021	$(630)	$(546)	$(1)	$—	$54,844

Operating expenses:
Research and development	$28,559	$(1,824)	$—	$(5)	$—	$26,730
Sales and marketing	43,685	(1,066)	(1,222)	(11)	—	41,386
General and administrative	22,831	(1,702)	—	—	—	21,129

Adjusted operating expenses, net	$95,075	$(4,592)	$(1,222)	$(16)	$—	$89,245

	Quarter Ended March 31, 2008
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
		(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$55,393	$(234)	$(2,315)	$(21)	$—	$52,823

Operating expenses:
Research and development	$25,006	$(1,913)	$—	$(46)	$—	$23,047
Sales and marketing	53,596	(1,908)	(4,000)	(22)	—	47,666
General and administrative	17,084	(1,434)	—	—	(202)	15,448

Adjusted operating expenses, net	$95,686	$(5,255)	$(4,000)	$(68)	$(202)	$86,161

(A) — Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries
Earnings Per Share Reconciliation
(Unaudited)

	Quarters Ended
	March 31,
	2009	2008
	(in thousands, except per share data)
Net income (loss) attributable to common shareholders	$(12,136)	$2,426
Less accretion of MTVN’s preferred return in Rhapsody America	(1,434)	—

Net income (loss) available to common shareholders	$(13,570)	$2,426

Shares used to compute basic net income (loss) per share available to common shareholders	134,380	142,491
Dilutive potential common shares:
Stock options and restricted stock	—	1,495
Convertible debt	—	10,750

Shares used to compute diluted net income (loss) per share available to common shareholders	134,380	154,736

Basic net income (loss) per share available to common shareholders	$(0.10)	$0.02
Diluted net income (loss) per share available to common shareholders	$(0.10)	$0.02